UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22nd 2017

NEW ASIA ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-54171	26-1381565
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

Level 23, Nu Tower 2, JalanTun Sambanthan, Kuala Lumpur Sentral, Kuala Lumpur	50470
(Address of principal executive offices)	(Zip Code)

+60 3 2727-1686

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On August 22nd, 2017, the Board of the Company issued 160,000,000 shares to LWH Advisory Sdn Bhd as consideration for their commitment to bring their operating group into the Company. These operations are corporate event planning relating to corporate conferences, ceremonies, scheduling, permits, security, catering, etc. Note that LWH Advisory Sdn Bhd is the new name for LWH Biomass Sdn Bhd, which previously held 133,131,711 shares, as noted in the Form 3 of May 9th, 2017, as well as the previous 10-Q filing. As such, LWH Advisory Sdn Bhd remains the majority holder now with 308,131,711 shares, or 52.71% of the company. LWH Advisory Sdn Bhd is controlled by Veng Kun Lun, who is our CEO and thus a related party.

ITEM 9.01 EXHIBITS

(d) Exhibits.

10.1	Board of Director’s Resolution for Issuance of Shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2017

New Asia Energy, Inc.

/s/Veng Kun Lun
By:	Veng Kun Lun, CEO

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